UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2004

DONALDSON COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1400 West 94th Street

_______________Minneapolis, MN 55431_______________

(Address of principal executive offices)

____________________(952) 887-3131____________________

Registrant’s telephone number, including area code

____________________Not Applicable____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 8.01.

Other Events.

On September 7, 2004, Donaldson Company, Inc. (the “Company”) announced that it repurchased three million shares, or approximately 3.5 percent, of its outstanding common stock after the market closed on September 3, 2004.  The Company also announced that it has amended and restated its existing $150 million three year credit agreement that was to mature on September 27, 2005.  A copy of the press release that discusses these matters is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01.

Financial Statements and Exhibits.

(c)

Exhibits.

99.1	Press Release, dated September 7, 2004, issued by Donaldson Company, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  September 7, 2004

DONALDSON COMPANY, INC

By:	/s/ Thomas R. VerHage
Name: Thomas R. VerHage
Title: Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

99.1	Press Release, dated September 7, 2004, issued by Donaldson Company, Inc.